Exhibit 99.1

GLOBAL INDUSTRIAL COMPANY REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

-Sales Increase 12.6% to $272.6 Million, the Fourth Consecutive Quarter of Double Digit Growth-
Operating Income Increases Over 22% to $24.7 Million; Operating Margin Expands to Over 9%
- Board Declares $0.16 Dividend -

PORT WASHINGTON, NY, August 3, 2021 – Global Industrial Company (NYSE: GIC) today announced financial results for the second quarter ended June 30, 2021.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$272.6	$242.1	$523.7	$469.4
Gross profit	$98.0	$84.8	$175.3	$161.5
Gross margin	36.0%	35.0%	33.5%	34.4%
Operating income from continuing operations	$24.7	$20.1	$31.3	$31.6
Operating margin	9.1%	8.3%	6.0%	6.7%
Net income from continuing operations	$21.1	$15.3	$26.6	$23.6
Net income per diluted share from continuing operations	$0.55	$0.40	$0.70	$0.62

Net income from discontinued operations	$0.9	$1.1	$10.6	$1.0
Net income per diluted share from discontinued operations	$0.02	$0.03	$0.28	$0.03
*	Global Industrial Company manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31. For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month. The actual fiscal quarters ended on July 3, 2021 and June 27, 2020. The second quarters of both 2021 and 2020 included 13 weeks and the first six months of both 2021 and 2020 included 26 weeks.

Second Quarter 2021 Financial Summary:

•Consolidated sales increased 12.6% to $272.6 million compared to $242.1 million last year.
•Consolidated operating income from continuing operations increased 22.9% to $24.7 million compared to $20.1 million last year.
•Net income per diluted share from continuing operations increased 37.5% to $0.55 compared to $0.40 last year. Net income per diluted share from continuing operations was benefited in the quarter by approximately $0.09 per share as the result of the reversal of valuation allowances against the Company's Canadian net operating losses and other deferred tax assets.

Six Months 2021 Financial Summary:

•Consolidated sales increased 11.6% to $523.7 million compared to $469.4 million last year.
•Consolidated operating income from continuing operations decreased 0.9% to $31.3 million compared to $31.6 million last year.
•Net income per diluted share from continuing operations increased 12.9% to $0.70 compared to $0.62 last year. Net income per diluted share from continuing operations was benefited in the six months by approximately $0.09 per share as the result of the reversal of valuation allowances against the Company's Canadian net operating losses and other deferred tax assets.

Barry Litwin, Chief Executive Officer, said, “We delivered a strong second quarter performance on both the top and bottom line. Revenue increased double-digits for the fourth consecutive quarter, growing 12.6% to $272 million. Customer demand was healthy throughout the quarter, with solid performance across core categories, and within Global Industrial branded products. We were very pleased with profitability as we delivered gross margin gains on both a year over year and sequential basis, reflecting continued execution on our Accelerating the Customer Experience (“ACE”) strategy, completion of the transition to a new third party logistic partner and proactive efforts to mitigate supply chain pressures which remain elevated.”

“Our success continues to be grounded in our ACE strategy and the execution of our playbook across the organization. We are strengthening our position as a trusted business partner and making strategic investments that allow us to better execute operationally, enhance digital capabilities, and deliver an exceptional customer experience. Global Industrial is bringing additional value, driving satisfaction levels, increasing loyalty, and building deeper relationships with customers. With a powerful customer growth model and scalable infrastructure, we remain well positioned to further capitalize on the shift to B2B e-commerce and drive long-term growth.”

At June 30, 2021, the Company had total working capital of $102.0 million, cash and cash equivalents of $41.6 million and excess availability under its credit facility of approximately $72.5 million. Operating cash flow provided by continuing operations in the quarter was $11.6 million.  The Company’s Board of Directors has declared a cash dividend of $0.16 per share to common stock shareholders of record at the close of business on August 16, 2021, payable on August 23, 2021.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Global Industrial Company will host a conference call and question and answer session on its second quarter 2021 results today, August 3, 2021 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at investors.globalindustrial.com in the events section. The webcast will also be archived on investors.globalindustrial.com for approximately 90 days.

About Global Industrial Company
Global Industrial Company (NYSE: GIC), through its operating subsidiaries, is a value-added industrial distributor. For more than 70 years Global Industrial has gone the extra mile for its customers and offers more than a million industrial and MRO products, including its own Global Industrial exclusive brands. With extensive product knowledge and a solutions-based approach, Global Industrial helps customers solve problems and be more successful. At Global Industrial, "We can supply that®."

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance. Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, risks regarding strategic business initiatives, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions and/or due to supply chain disruptions arising from the Coronavirus pandemic, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Forward-looking statements in this report are based on the Company’s beliefs and expectations as of the date of this report and are subject to risks and uncertainties which may have a significant impact on the Company’s business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain and undue reliance should not be placed on them. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing and/or distribution industries generally, as well as government spending levels, will continue to impact our business; the temporary closing of many businesses, and reduced business activity, during the Coronavirus pandemic has negatively impacted the general economy, and decreased customer purchasing volume, generally, which negatively affected our business and may do so in future quarters until general business activity reaches pre-pandemic levels; additionally governmental mandated shutdowns of or restrictions on entities deemed to be non-essential businesses has negatively impacted sales of our products to those businesses and will continue to impact our sales as long as these restrictions are in place; the extent to which the Coronavirus pandemic continues to impact our operations and financial results will depend on numerous evolving factors including: the duration of the pandemic, our ability to keep our distribution centers operating productively and with minimal down time for Coronavirus safety and remediation efforts, governmental actions such as “stay at home” or “shelter in place” regulations or guidelines, that have been and continue to be taken in response to the pandemic, the impact, duration and severity of the pandemic on economic activity, how long it will take to return to more historic levels of economic growth, and the effect of the economic downturn on our customers and customer demand for our products; factors affecting the global supply chain and the shipping and distribution of products imported to the United States by us or our domestic vendors, such as extreme weather conditions, global availability of shipping containers, port congestion, and freight and fuel costs have adversely impacted our results and could continue to do so; these increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future; our reliance on common carrier delivery services for shipping inventoried merchandise to customers and our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory has also been adversely affected by these supply chain challenges; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; in this regard, global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations as well as from other countries, have been, and in the future could continue to be adversely affected by allocation restrictions of difficult to source products by our vendors; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future if we are not able to mitigate these measures; our use of alternate sources of supply, such as utilizing new vendors in additional countries, entails various risks, such as identifying, vetting and managing new business relationships, reliance on new vendors and maintaining quality control over their products, and protecting our intellectual property rights; quarantines, factory slowdowns or shutdowns, border closings and travel restrictions resulting from the Coronavirus pandemic have in the past and could in the future adversely affect the timely availability of products resulting in delayed or lost sales; liquidity constraints on our vendors or customers; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S. which is also undergoing competitive changes due to the Coronavirus pandemic; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit agreements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, and other government actions, such as anti-dumping, unclaimed property, or trade and customs actions have occurred in the past and although had no material impact to our business, could adversely affect our business and results of operation in the future and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net sales	$272.6	$242.1	$523.7	$469.4
Cost of sales	174.6	157.3	348.4	307.9
Gross profit	98.0	84.8	175.3	161.5
Gross margin	36.0%	35.0%	33.5%	34.4%
Selling, distribution and administrative expenses	73.3	64.7	144.0	129.9
Operating income from continuing operations	24.7	20.1	31.3	31.6
Operating margin	9.1%	8.3%	6.0%	6.7%
Interest and other (income) expense, net	0.1	0.0	0.2	0.2
Income from continuing operations before income taxes	24.6	20.1	31.1	31.4
Provision for income taxes	3.5	4.8	4.5	7.8
Net income from continuing operations	21.1	15.3	26.6	23.6
Net income from discontinued operations	0.9	1.1	10.6	1.0
Net income	$22.0	$16.4	$37.2	$24.6

Net income per common share from continuing operations:
Basic	$0.56	$0.41	$0.70	$0.62
Diluted	$0.55	$0.40	$0.70	$0.62

Net income per common share from discontinued operations:
Basic	$0.02	$0.03	$0.28	$0.03
Diluted	$0.02	$0.03	$0.28	$0.03

Net income per common share:
Basic	$0.58	$0.44	$0.98	$0.65
Diluted	$0.57	$0.43	$0.98	$0.65

Weighted average common and common equivalent shares:
Basic	37.7	37.5	37.7	37.6
Diluted	37.9	37.6	37.9	37.8

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	June 30,	December 31,
	2021	2020
Current assets:
Cash and cash equivalents	$41.6	$22.4
Accounts receivable, net	111.2	102.3
Inventories	131.4	132.3
Prepaid expenses and other current assets	8.1	6.8
Total current assets	292.3	263.8
Property, plant and equipment, net	16.8	16.6
Operating lease right-of-use assets	74.1	77.3
Goodwill, intangibles and other assets	19.6	17.2
Total assets	$402.8	$374.9

Current liabilities:
Accounts payable and accrued expenses	$180.2	$176.1
Operating lease liabilities	10.1	10.3
Total current liabilities	190.3	186.4
Other liabilities	4.3	4.5
Operating lease liabilities	73.7	77.2
Shareholders’ equity	134.5	106.8
Total liabilities and shareholders’ equity	$402.8	$374.9

GLOBAL INDUSTRIAL COMPANY
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$26.6	$23.6
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	1.9	2.1
Stock-based compensation	1.4	1.8
Benefit from deferred taxes	(2.7)	(0.1)
Change in working capital	(7.9)	(14.9)
Other, net	1.2	0.9
Net cash provided by operating activities from continuing operations	20.5	13.4
Net cash provided by operating activities from discontinued operations	11.8	1.0
Net cash provided by operating activities	32.3	14.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2.1)	(0.4)
Net cash used in investing activities	(2.1)	(0.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(12.5)	(48.6)
Stock-based compensation share issuances, net	1.0	0.4
Purchase of treasury shares	0.0	(4.8)
Net cash used in financing activities from continuing operations	(11.5)	(53.0)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.0	(0.1)

NET INCREASE (DECREASE) IN CASH	18.7	(39.1)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – BEGINNING OF PERIOD	24.0	97.2
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$42.7	$58.1

SUPPLEMENTAL DISCLOSURES:
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
CASH AND CASH EQUIVALENTS	$41.6	$58.1
RESTRICTED CASH	1.1	0.0
CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$42.7	$58.1